Exhibit 99.1

NEWS RELEASE

Utz Quality Foods and Collier Creek Holdings Complete Business Combination to Form Utz Brands, Inc.

8/28/2020

Transaction Introduces Utz as a Publicly Listed Company on the New York Stock Exchange After Nearly 100 Years as a Family-Owned Business

HANOVER, Pa.--(BUSINESS WIRE)--Utz Quality Foods, LLC (“Utz” or the “Company”), a leading U.S. manufacturer of branded salty snacks, and Collier Creek Holdings (“Collier Creek”) (NYSE: CCH, CCH.U, CCH WS), a special purpose acquisition company, today announced that they have completed their business combination. The transaction has been unanimously approved by the board of directors of Collier Creek and was approved at a special meeting of Collier Creek shareholders on August 27, 2020. Per the terms of the business combination agreement, Collier Creek and Utz have combined to form Utz Brands, Inc. (“Utz Brands”), a leading pure-play snack food platform in the U.S. The common stock of Utz Brands will trade under the ticker symbol “UTZ” on the New York Stock Exchange beginning August 31, 2020.

“The completion of our business combination with Collier Creek and the initiation of Utz as a public company, marks a significant milestone and will fuel our next century of growth after nearly 100 years as a family-owned business”

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Founded in 1921, Utz has a strong heritage in the salty snack industry in the U.S. and more than 40 years of continued growth. The Company’s iconic portfolio of authentic, craft, and better-for-you brands includes Utz®, Zapp’s®, Golden Flake®, Good Health®, Boulder Canyon®, Hawaiian® Brand, and TORTIYAHS!®, among others. The Company operates 14 manufacturing facilities nationwide with a broad range of capabilities and produces a full line of potato chips, pretzels, cheese snacks, veggie snacks, pork skins, pub / party mixes, tortilla chips and other snacks, including innovative better-for-you snacking options. Utz expects to generate net sales of $932 million in 2020.

Collier Creek was co-founded by Chinh Chu, Roger Deromedi, and Jason Giordano, who bring more than 80 years of combined investing and operating experience, with a focus on the consumer goods sector. Mr. Deromedi, who had a long and successful tenure as Chairman of Pinnacle Foods and, prior to that, as CEO of Kraft Foods, will become Chairman of Utz Brands. Utz Brands’ board of directors will be composed of a majority of independent directors under the applicable listing rules of the New York Stock Exchange.

Dylan Lissette, who has served as Utz’s CEO since 2013 and has worked at the Company for almost 25 years, will continue to lead the business along with the existing management team. Utz Brands will remain headquartered in Hanover, Pennsylvania.

Proceeds from the transaction were used primarily to repay existing borrowings at Utz. The Rice and Lissette family, the founding family and owners of Utz, retained more than 90% of its existing equity stake, which represents more than 50% ownership in Utz Brands following completion of the transaction.

“The completion of our business combination with Collier Creek and the initiation of Utz as a public company, marks a significant milestone and will fuel our next century of growth after nearly 100 years as a family-owned business,” said Mr. Lissette. “We have spent the last 10 years building Utz into a national brand and platform through rapid geographic and brand portfolio expansion driven by strategic acquisitions and organic growth. Our partnership with Roger and the Collier Creek team positions us to further accelerate our growth as a public company and achieve our goal of being the fastest-growing, pure-play branded snack company of scale.”

Mr. Lissette continued: “Leveraging our proven track record of profitable growth and the Collier Creek team’s expertise in driving value creation in food platform companies, we have multiple ways to win in the growing salty snack category. Our growth strategy is focused on driving organic sales growth through increased marketing, new products and geographic expansion; executing significant margin enhancement opportunities; reinvesting productivity gains into the business to unlock topline growth; and continuing to build the Utz platform with strategic acquisitions.”

“Our partnership with Utz brings together the financial and human capital of Collier Creek with an exceptional 100- year-old company that has significant competitive advantages and runway for profitable growth,” said Mr. Deromedi. “Utz is an iconic company with a strong portfolio of beloved snack brands, growing positions in the salty snack category, and a competitively advantaged manufacturing and distribution network. We are excited to partner with Dylan and the talented Utz management team to execute our proven operating playbook and drive value for all of our stakeholders.”

Mr. Chu and Mr. Giordano added: “We are excited to complete this transaction, which delivers attractive value to our shareholders, and look forward to partnering with management to drive future growth and value creation at Utz.”

Key Transaction Terms

At the closing of the transaction, Collier Creek was domesticated as a Delaware corporation and the name of Collier Creek has been changed to Utz Brands, Inc. (NYSE: UTZ).

A more detailed description of the transaction terms will be included in a current report on Form 8-K to be led by Utz Brands with the U.S. Securities and Exchange Commission (“SEC”).

Goldman Sachs and Sageworth are acting as financial advisors to Utz. Citigroup, Credit Suisse, and BofA Securities are acting as capital markets advisors to Collier Creek. Citigroup and Credit Suisse are acting as lead financial advisors with BofA Securities and Nomura also serving as financial advisors to Collier Creek. Cozen O’Connor is acting as legal counsel to Utz and Kirkland & Ellis LLP is acting as legal counsel to Collier Creek.

About Utz

Utz Brands, Inc. (NYSE: UTZ) manufactures a diverse portfolio of salty snacks under popular brands including Utz®, Zapp’s®, Golden Flake®, Good Health®, Boulder Canyon®, Hawaiian® Brand, and TORTIYAHS!®, among others.

After nearly a century, with strong family heritage, Utz continues to have a passion for exciting and delighting consumers with delicious snack foods made from top-quality ingredients. Utz’s products are distributed nationally and internationally through grocery, mass merchant, club, convenience, drug and other channels. Based in Hanover, Pennsylvania, Utz operates fourteen facilities located in Pennsylvania, Alabama, Arizona, Illinois, Indiana, Louisiana, Washington, and Massachusetts. For more information, please visit www.utzsnacks.com or call 1-800- FOR-SNAX.

About Collier Creek

Collier Creek is a special purpose acquisition company that completed its initial public offering in October 2018, raising $440 million in proceeds. Collier Creek was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Collier Creek was co-founded by Roger K. Deromedi, Chinh E. Chu, and Jason K Giordano, who bring over 80 years of combined investing and operating experience, with a focus on the consumer goods sector. Mr. Deromedi is the former Chairman of Pinnacle Foods and the former Chief Executive Ocer of Kraft Foods. Mr. Chu and Mr. Giordano are Senior Managing Directors of CC Capital, a private investment firm.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Collier Creek’s and Utz’s actual results may dier from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Collier Creek’s and Utz’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the business combination and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Collier Creek’s and Utz’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Collier Creek and Utz following the consummation of the business combination; (2) the inability to maintain the listing of the post-business combination company’s common stock on the New York Stock Exchange following the business combination; (3) the risk that the business combination disrupts current plans and operations; (4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (5) costs related to the business combination; (6) changes in applicable laws or regulations; (7) the possibility that Utz Brands may be adversely affected by other economic, business, and/or competitive factors; and (8) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the business combination, including those included in the section “Risk Factors”, and in Collier Creek’s other lings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Utz Brands considers immaterial or which are unknown. It is not possible to predict or identify all such risks. Utz Brands cautions that the foregoing list of factors is not exclusive. Utz Brands cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Utz Brands does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law.

CONTACTS

Investor Contact

Katie Turner

ICR

646-277-1228

Katie.Turner@icrinc.com

Media Contacts

Collier Creek:

Jonathan Keehner / Tim Ragones / Kate Thompson

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Utz:

Marie Espinel, Katie Lewis or Hannah Arnold

The LAKPR Group

mespinel@lakpr.com, klewis@lakpr.com, or harnold@lakpr.com

202-559-9171

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